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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this registration statement on Form F-3 of our report dated May 21, 1996, except for the second paragraph of Note 14, as to which the date is June 20, 1996, on our audits of the combined financial statements of SmithKline Beecham Holdings Corporation. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.



Coopers & Lybrand L.L.P.
Philadelphia, PA
June 24, 1996